Exhibit 10.1

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (the “Agreement”), dated and made effective as of December 22, 2011, is entered into by and between SUZUKI MOTOR CORPORATION, a corporation incorporated and existing under the laws of Japan (“Seller”), and ARCTIC CAT INC., a corporation incorporated and existing under the laws of Minnesota (“Company”).

WITNESSETH

WHEREAS Seller is the record owner of 6,102,000 shares of Class B Common Stock, with a par value of $0.01 per share, of the Company (the “Shares”), and

WHEREAS Seller desires to sell to Company, and Company desires to purchase from Seller, all of the Shares, under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, the parties hereto hereby agree as follows:

1. Sale of Shares. Seller hereby agrees to sell, assign, transfer and convey to Company at the Closing all of its rights, title and interest in and to the Shares, and Company hereby agrees to purchase at the Closing the Shares from Seller, in consideration of the Purchase Price (as defined in Section 2 hereof). This sale and purchase of the Shares shall be subject to the terms and conditions, and will be made in reliance upon the representations and warranties, set forth in this Agreement.

2. Purchase Price. In consideration for the transfer of the Shares from Seller to Company pursuant to Section 1, Company shall pay to Seller at the Closing (as defined in Section 5 below) an amount of immediately available funds equal to Seventy-nine Million Three Hundred Twenty-six Thousand United States Dollars (USD $79,326,000) (the “Purchase Price”). Company shall pay the Purchase Price to Seller by electronic funds transfer to a bank account designated by Seller prior to the Closing.

3. Seller’s Representations and Warranties. Seller represents and warrants to Company as follows:

(a) Seller is the record and beneficial owner of the Shares;

(b) the Shares are free of any and all liens, pledges, mortgages, charges, security interests and encumbrances of any kind; and

(c) Seller has full power, right and authority to enter into and perform its obligations hereunder, and upon Seller’s execution and delivery of this Agreement, this Agreement will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

4. Company’s Representations and Warranties. Company represents and warrants to Seller as follows:

(a) The consummation of the transaction contemplated hereby is lawfully permitted by, and does not violate in any way, the provisions of Sections 302A.551 and .553 of the Minnesota Statutes;

(b) Company’s board of directors (excluding Masayoshi Ito, who has recused himself from participating in the board’s decision-making process with respect to this Agreement and the transaction contemplated by this Agreement) (the “Board”), at a meeting duly called and held, has unanimously (i) determined that this Agreement and the consummation of the transaction contemplated by this Agreement are fair and in the best interests of Company’s stockholders and (ii) approved the execution and delivery of this Agreement and the transaction contemplated hereby;

(c) Company has full power, right and authority to enter into and perform its obligations hereunder, and upon Company’s execution and delivery of this Agreement, this Agreement will constitute the legal, valid, and binding obligations of Company, enforceable against Company in accordance with the terms hereof;

(d) Company has received (i) a written opinion, satisfactory to Seller in form and substance, of Raymond James (the “Financial Advisor”) addressed to the Board to the effect that, as of the Closing Date, the Purchase Price to be paid to Seller for the Shares is fair, from a financial point of view, to Company, and (ii) a favorable written opinion, satisfactory to Seller in form and substance, of the Financial Advisor addressed to the Board, that immediately after giving effect to the consummation of the transaction contemplated by this Agreement and any indebtedness incurred by Company or an affiliate thereof in connection herewith, (1) the Company should be able to pay its existing and disclosed debts as they become absolute and mature and as they become due in the usual course of business considering all financing alternatives and potential asset sales reasonably available to the Company; (2) on a pro forma basis, the fair value and present fair saleable value of the Company’s assets would exceed the Company’s stated liabilities and identified contingent liabilities by more than its stated capital; and (3) the capital remaining in the Company after the transaction would not be unreasonably low for the business in which the Company is engaged as its management has indicated it is now conducted and is proposed to be conducted following the consummation of the transaction.

(e) True and complete copies of the opinions (but not the underlying analyses) referenced in Section 4(d) hereof have been provided to Seller; and

(f) Company has timely filed with or otherwise furnished (as applicable) to the U.S. Securities Exchange Commission, all reports, forms, statements, and other documents required to be filed or furnished under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from June 1, 2007 (collectively, the “SEC Documents”). Each SEC Document filed or furnished under the Securities Act and the Exchange Act, at the time of its filing or being furnished (or, if amended, as of the date of the last amendment), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. As of their respective dates, the SEC Documents filed pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Company is not in possession of any material, nonpublic information regarding Company or any of its subsidiaries that has been required to be publicly disclosed prior to the date of this Agreement and has not been so disclosed.

5. Closing. The closing of the transaction under Sections 1 and 2 hereunder (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement, at Fredrikson & Byron, P.A., 200 South 6th Street, Suite 4000, Minneapolis, Minnesota 55402 (the “Closing Date”).

6. Closing Deliveries. At the Closing, (a) Company shall deliver the opinions contemplated by Section 4(e) and pay the Purchase Price to Seller by wire transfer in immediately available funds in United States Dollars (all wire transfer fees to be borne by Company), and (b) Seller shall deliver, or caused to be delivered, to Company the original stock certificate(s) representing the Shares, the stock power on the reverse side thereof having been duly endorsed by Seller to Company.

7. Indemnification. After the Closing, Seller, on the one hand, and Company, on the other hand (each, an “Indemnitor”), shall indemnify and hold harmless the other party hereto and its respective directors, officers, and employees (collectively, the “Indemnitees”) from and against all causes of action, claims, losses, liabilities, costs and expenses (including interest, penalties and reasonable legal fees, but excluding any lost profits, indirect, consequential, special or punitive damages) (“Losses”) suffered or incurred by the Indemnitees based upon, arising out of, or in connection with, any breach of any representation and warranties or covenants of the Indemnitor under this Agreement. Each party’s right of indemnification under this Section 7 shall be the sole remedy that may be sought by the Indemnitee to the Indemnitor, and all other remedies available under law, equity or otherwise shall be excluded. If any claim is asserted or action or proceeding commenced or threatened by a third party against an Indemnitee that would reasonably be expected to give rise to a claim for indemnification by such Indemnitee against the Indemnitor pursuant to this Section 7 (each, a “Third Party Claim”), the Indemnitee shall promptly notify the Indemnitor in writing of such asserted, commenced or threatened Third Party Claim (with reasonable specificity of the nature of the claim), the amount of the claim (to the extent then known), and the basis for indemnification hereunder; provided that the failure to provide such notice as provided herein will not relieve the Indemnitor of its obligations hereunder except to the extent such failure actually prejudices in any significant respect the Indemnitor hereunder. The Indemnitor shall be entitled to participate in the defense of such Third Party Claim giving rise to such claim for indemnification at the Indemnitor’s sole cost and expense. The party controlling the defense of a Third Party Claim (the “Controlling Party”) will not consent to the entry of any judgment, or enter into any settlement, compromise, discharge or plea of no contest, with respect to such Third Party Claim, without the prior written consent of the other Party (the “Non-Controlling Party”), which consent shall not unreasonably be withheld or delayed, and the Non-Controlling Party shall not be liable under this Section 7 for any Losses resulting from the Controlling Party consenting to the entry of any judgment, or entering into any settlement, compromise, discharge, or plea of no contest, with respect to such Third Party Claim, without such consent.

8. Further Assurances. Each party hereto shall take such additional actions that the other party hereto reasonably requests to effectuate, record, evidence or perfect the transfer of the Shares from Seller to Company pursuant to this Agreement or to otherwise effectuate or consummate the transaction contemplated hereby. Furthermore, Seller hereby affirms that it will use its best efforts to supply to Buyer snowmobile engines until December 31, 2013 pursuant to the terms and conditions of the Purchase/Supply Agreement dated as of March 1, 1985 and the Addendum to Purchase/Supply Agreement and Stock Purchase Agreement dated as of June 4, 2010.

9. Entire Agreement. This Agreement and all instruments and agreements executed in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof.

10. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, USA. Any legal action by or against Seller or Company relating to this Agreement shall be instituted and determined exclusively in the federal courts located in Minnesota, to the jurisdiction of which each party hereby expressly and unconditionally and irrevocably agrees to submit. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named court for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

11. Waiver. No waiver of a right under this Agreement shall constitute a waiver of any other rights of the same or other provisions of this Agreement.

12. Survival. All representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby for twelve months after the Closing.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, is deemed to be an original and both of which, when taken together, constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SELLER:

SUZUKI MOTOR CORPORATION, a

Japanese corporation

By:    /s/ TOSHIHIRO SUZUKI

Name: Toshihiro Suzuki

Title: Executive Vice President

COMPANY:

ARCTIC CAT INC., a Minnesota corporation

By:    /s/ CLAUDE J. JORDAN

Name: Claude J. Jordan

Title: President and CEO